Exhibit 99.1

Eos Energy Enterprises Secures $200 million Financing Commitment

April 28, 2022 - EDISON, N.J. - Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos"), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced that it has entered into a $200 million common stock standby equity purchase agreement (the “SEPA”) with an affiliate of financing partner Yorkville Advisors (“Yorkville”). The purchase agreement gives Eos the right, but not the obligation, to sell up to $200 million of common equity to an affiliate of Yorkville at the time of Eos’s choosing during the two-year term of the agreement.

“We are seeing rapid demand growth in stationary energy storage which requires additional capital to further expand manufacturing capacity and product development,” said Joe Mastrangelo, Chief Executive Officer of Eos. “This financing commitment is a key enabler to continue our positive growth trajectory and we’re thrilled to partner with Yorkville at this crucial point in Eos’ journey.”

The shares will be issued to the investor at a discounted price of 97.0% of the 3-day volume-weighted average price following notification by the Company to the investor to draw upon the facility. In addition, the SEPA allows for pre-advance loans in the aggregate principal amount not to exceed $50 million per loan, pursuant to a promissory note which is subject to the mutual consent of the parties.

Mark Angelo, Yorkville’s President and Founder stated, “We are excited to work with the management team at Eos and to have a front row seat as the world continues its transition to cleaner energy.”

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable-and manufactured in the U.S-it's the core of our innovative systems that today provide utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts	Investors:	ir@eose.com
	Media:	media@eose.com

Disclaimer

The information contained in this press release does not constitute an offer to sell or the solicitation of an offer to buy shares of the Eos common stock, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to raise financing in the future; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

2	April 28, 2022